Exhibit 21


                         Subsidiaries of the Registrant




                                State  or Other
                                Jurisdiction of
Name  of                        Incorporation           Percent
Subsidiary                      or  Organization        Owned
----------                      ----------------        -------


Gear  Fit  Golf  Company            California             100

GGI,  Inc.                          Nevada                 100

Pacific Golf Holdings, Inc.         California             100

Bel Air - Players Group, Inc.       California             100

Leading Edge Acquisition, Inc.      Nevada                 100


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